UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
July 1, 2010
PINNACLE AIRLINES CORP.
(Exact Name of Registrant as Specified in Charter)

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I. R. S. Employer Identification No.)
Delaware	001-31898	03-0376558
(Address of principal executive offices)	(Zip Code)
1689 Nonconnah Blvd, Suite 111 Memphis, TN	38132
Registrant’s telephone number, including area code
(901)-348-4100
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 amends the Current Report on Form 8-K of Pinnacle Airlines Corp. filed with the Securities and Exchange Commission on July 1, 2010 related to its acquisition of Mesaba Aviation, Inc. (“Mesaba”).

This Form 8-K/A amends section Item 9.01 Financial Statements and Exhibits of the Form 8-K to include the audited financial statements of Mesaba for the year ended December 31, 2009, the unaudited condensed financial statements of Mesaba for the six months ended June 30, 2010, and the unaudited pro forma condensed combined financial information.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

Audited Financial Statements for the Year Ended December 31, 2009

Report of Independent Auditors
The Board of Directors and Shareholder of Mesaba Aviation, Inc.

We have audited the accompanying balance sheet of Mesaba Aviation, Inc. as of December 31, 2009, and the related statements of income, shareholder’s equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mesaba Aviation, Inc. at December 31, 2009, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP
Memphis, Tennessee
June 2, 2011

Mesaba Aviation, Inc.
Statement of Income
Year Ended December 31, 2009
(in thousands)

Operating revenues:
Regional airline services	$393,295
Other	1,135
Total operating revenues	394,430
Operating expenses:
Salaries, wages and benefits	124,204
Aircraft rentals	127,896
Aircraft maintenance, materials and repairs	52,512
Other rentals and landing fees	19,661
Depreciation and amortization	7,188
Other	45,855
Total operating expenses	377,316
Operating income	17,114
Operating income as a percentage of operating revenues	4.3%
Nonoperating (expense) income:
Interest expense, net	(5,097)
Miscellaneous income, net	58
Total nonoperating expense	(5,039)
Income from continuing operations before income taxes	12,075
Income tax expense on continuing operations	(4,841)
Income from continuing operations	7,234
Discontinued operations, net of tax	5,226
Net income	$12,460

The accompanying notes are an integral part of these financial statements.

Mesaba Aviation, Inc.
Balance Sheet
As of December 31, 2009
(in thousands, except share information)

Assets
Current assets
Cash	$38,373
Restricted cash	396
Receivables, net of allowance of $49	286
Receivable from parent	21,581
Spare parts and supplies, net of allowance of $1,515	11,612
Prepaid expenses and other assets	2,903
Deferred income taxes	9,022
Total current assets	84,173
Property and equipment
Flight equipment	48,571
Other property and equipment	22,744
Less accumulated depreciation	(7,798)
Net property and equipment	63,517
Goodwill	4,454
Total assets	$152,144

Liabilities and stockholder’s equity
Current liabilities
Revolving line of credit due to parent	$30,666
Accounts payable	10,524
Accrued expenses and other current liabilities	26,916
Payable to parent	21,944
Total current liabilities	90,050
Deferred income taxes	5,717
Other liabilities	4,541

Commitments and contingencies
Stockholder’s equity
Common stock, $0.01 par value; 1,000 shares issued	-
Additional paid-in capital	37,694
Retained earnings	14,142
Total stockholder’s equity	51,836
Total liabilities and stockholder’s equity	$152,144

The accompanying notes are an integral part of these financial statements.

Mesaba Aviation, Inc.
Statement of Stockholder’s Equity
Year Ended December 31, 2009
(in thousands)

	Common Stock		Additional	Retained
	Shares	Amount	Paid-In Capital	Earnings	Total
Balance, December 31, 2008	10	$-	$37,694	$1,682	$39,376
Net income	-	-	-	12,460	12,460
Balance, December 31, 2009	10	$-	$37,694	$14,142	$51,836

The accompanying notes are an integral part of these financial statements.

Mesaba Aviation, Inc.
Statement of Cash Flows
Year Ended December 31, 2009
(in thousands)

Operating activities
Net income	$12,460
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	7,963
Deferred income taxes	(1,777)
Other	3,291
Changes in operating assets and liabilities:
Restricted cash	4,737
Receivables	553
Prepaid expenses and other assets	1,195
Spare parts and supplies	(4,436)
Accounts payable and accrued expenses	(2,410)
Payable to parent	17,205
Other liabilities	536
Cash provided by operating activities	39,317
Investing activities
Purchases of property and equipment	(8,610)
Proceeds received from sales of assets to REAS	539
Cash used in investing activities	(8,071)
Financing activities
Proceeds from debt to parent	5,000
Payments on debt to parent and other financing obligations	(11,263)
Cash used in financing activities	(6,263)
Net increase in cash and cash equivalents	24,983
Cash and cash equivalents at beginning of period	13,390
Cash and cash equivalents at end of period	$38,373

Noncash investing and financing activities
Fixed assets acquired under build-to-suit lease	$3,629

The accompanying notes are an integral part of these financial statements.

Mesaba Aviation, Inc.
Notes to Financial Statements
(all amounts in thousands)

1.  Description of Business

Mesaba Aviation, Inc. (“Mesaba”) operates as a regional air carrier for Delta Air Lines, Inc. (“Delta”).  Mesaba was a wholly-owned subsidiary of Delta through June 30, 2010.  Prior to Delta’s acquisition of Northwest Airlines, Inc. (“Northwest”) in October 2008, Mesaba was a wholly-owned subsidiary of Northwest.  On July 1, 2010, Mesaba was acquired by Pinnacle Airlines Corp. (“PNCL”).

Mesaba provided regional airline capacity to Delta at its hub airports in Atlanta, Detroit, Memphis, and Minneapolis/St. Paul.  As of December 31, 2009, Mesaba operated 41 Canadair Regional Jet (“CRJ”)-900 aircraft, 19 CRJ-200 aircraft, and 41 Saab 340B+ turboprop aircraft under the Delta Connection brand, and offered approximately 505 daily departures to 108 cities in 37 states, the District of Columbia, and three Canadian provinces.

2.  Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

Use of Estimates

The preparation of Mesaba’s financial statements requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, the reported amounts of revenues and expenses and the disclosure of contingent liabilities.  Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared.  Changes in estimates are recognized in accordance with the accounting rules for the estimate, which is typically in the period when the new information becomes available to management.

Revenue Recognition

Regional airline services revenues and ground handling revenues are recognized in the period the services are provided.  Under Mesaba’s capacity purchase agreement with Delta, Mesaba receives fixed payments based on the capacity it provides, as well as reimbursement of specified costs on a gross or net basis with the potential of additional revenue incentives from Delta when Mesaba’s operational performance exceeds certain metrics.  The reimbursement of specified costs, known as “pass-through costs,” includes aircraft rent, passenger liability and hull insurance, aircraft property taxes, certain maintenance expenses, and landing fees.

Because many of Mesaba’s expenses are reimbursable expenses, Delta sometimes negotiates contracts on Mesaba’s behalf to reduce the reimbursable costs and maximize the economic benefits of an agreement.  In situations where Delta negotiates an agreement on Mesaba’s behalf such that the vendor is the primary obligor for the completion of the service, Mesaba’s revenue associated with these agreements is presented as the amount billed for reimbursement net of the related expense incurred.  Gross billings of $6,512 are presented net of expense of $5,991 in regional airline services revenue in Mesaba’s statement of income for the year ended December 31, 2009.  For all other items, and except as described above, all revenue recognized under Mesaba’s capacity purchase agreement is presented at the gross amount billed for reimbursement.

Aircraft Maintenance and Repair Costs

Aircraft maintenance, including planned major maintenance activities, and repairs are expensed as incurred because maintenance activities do not represent separately identifiable assets or property units in and of themselves.  Rather, they serve only to restore assets to their original operating condition.  Maintenance and repairs incurred under maintenance cost per hour contracts are accrued and expensed when a contractual obligation exists.

Mesaba Aviation, Inc.
Notes to Financial Statements
(all amounts in thousands)

Stock Appreciation Rights

The fair value of stock appreciation right (“SAR”) grants is estimated quarterly using the Black-Scholes option pricing model with assumptions for the risk-free interest rate, stock price volatility and expected life.  Mesaba establishes the risk-free interest rate using the U.S. Treasury yield curve as of the grant date.  The expected volatility assumption is set based on the historical volatility of Delta’s stock, along with the volatility of competitors’ stocks.  Mesaba accrues the fair value of the SARs on a straight-line basis over the vesting period of the SARs.  The fair value and recorded liability are remeasured at each quarter-end to estimate the current market value.

Comprehensive Income

Mesaba has no adjustments to net income to arrive at comprehensive income.

Cash and Restricted Cash

Cash equivalents consist of short-term, highly liquid investments, which are readily convertible into cash and have initial maturities of three months or less.

Restricted cash consists of demand deposit accounts and other similar instruments with various maturity dates, all less than one year, and are used as collateral for standby letter of credit facilities that Mesaba maintains for various vendors.  Mesaba also maintains a trust account for certain payroll-related taxes, which is classified as restricted cash.

Accounts Receivable and Related Reserve

Mesaba periodically evaluates and makes estimates of the collectability of its accounts receivable. Generally, the reserve for bad debt is determined using the specific identification method. Mesaba exercises judgment in assessing the realization of such receivables, and Mesaba’s policy is to continuously review the age and quality of its accounts receivable.

Spare Parts and Supplies

Spare parts and supplies consist of expendable parts and maintenance supplies related to flight equipment, which are valued using the average cost method. Spare parts and supplies are recorded as inventory when purchased and charged to expense as used.  A fleet retirement reserve for spare parts expected to be on hand at the date the aircraft are retired from service is provided over the remaining estimated useful life of the related aircraft equipment. This allowance is based on management estimates and is subject to change.

Property and Equipment

Property and equipment, consisting primarily of aircraft rotable spare parts and other property, are stated at cost, net of accumulated depreciation.  Expenditures for major renewals, modifications and improvements that extend the useful life of the asset are capitalized.  Property and equipment are depreciated to estimated residual values using the straight-line method over the estimated useful lives of the assets.  Depreciation of equipment related to leased aircraft is determined by allocating the cost, net of estimated residual value, over the shorter of the asset’s useful life or the remaining lease terms of related aircraft.

The depreciation of property and equipment over their estimated useful lives, and the determination of any salvage values, requires management to make judgments about future events. Because Mesaba utilizes many of its assets over relatively long periods, periodic evaluations are performed to determine whether adjustments to the estimated service lives or salvage values are necessary to ensure these estimates properly match the economic use of the asset. This evaluation may result in changes in the estimated lives and residual values used to depreciate the aircraft and other equipment. These estimates affect the amount of depreciation expense recognized in a period and, ultimately, any gain or loss on the disposal of the asset.

Mesaba Aviation, Inc.
Notes to Financial Statements
(all amounts in thousands)

Estimated useful lives and residual values for Mesaba’s property and equipment are as follows:

	Depreciable Method	Depreciable Life	Residual Value
Aircraft rotables
Regional jets	Straight–line	10 years(1)	35 – 60%
Turboprops	Straight–line	3 years(1)	42 – 57%
Maintenance equipment	Straight–line	3 – 10 years	0%
Office equipment	Straight–line	2 – 5 years	0%
Software and computer equipment	Straight–line	2 – 7 years	0%
Leasehold improvements	Straight–line	2 – 20 years	0%
Vehicles	Straight–line	2 – 10 years	0%
____________________
(1) Depreciation is determined by allocating the cost, net of estimated residual value, over the shorter of the asset’s useful life or the remaining lease terms of related aircraft, as applicable.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of acquired net assets.  In October 2008, Delta completed its acquisition of Northwest.  As Mesaba was a wholly-owned subsidiary of Northwest, it was included in the acquisition; however, a portion of the purchase price was not specifically associated with or assigned to Mesaba.  As almost all of Mesaba's revenue was earned by providing services to its parent under contacts with terms determined by its parent, cash flows were not good indicators of Mesaba's value in this transaction.  For the purposes of these financial statements, a portion of the Northwest purchase price was allocated to Mesaba based on Mesaba's available seat miles relative to the available seat miles of the entire Northwest network for the year ended December 31, 2008.  This assumed allocated purchase price of $37,694 was compared to the fair value of net identifiable assets acquired and liabilities assumed of $33,240, resulting in recorded goodwill of $4,454.

Goodwill is reviewed at least annually for impairment by comparing the fair value of Mesaba with its carrying value.  Fair value is determined using a discounted cash flow methodology and includes management’s assumptions on revenue growth rates, operating margins, discount rates and expected capital expenditures.  Mesaba performs its impairment test of goodwill on an annual basis at December 31.  Mesaba also performs a goodwill impairment test on an interim basis if certain events or circumstances indicate that an impairment loss may have been incurred.  Mesaba determined that its goodwill was not impaired as of December 31, 2009.

 Employee Health-Care Related Benefits and Accruals

Mesaba is self-insured for the majority of group health insurance costs, subject to specific retention levels. Liabilities associated with the risks that are retained by Mesaba are not discounted.  Mesaba records a liability for health insurance claims based on its estimate of claims that have been incurred but are not yet reported to Mesaba by its plan administrator.  These estimates are largely based on historical claims experience and severity factors. The estimated accruals for these liabilities could be significantly affected if future occurrences and claims differ from these assumptions and historical trends.

401(k) Plan

Mesaba maintains two 401(k) plans covering substantially all of its employees. Each year, participants may contribute a portion of their pre-tax annual compensation, subject to Internal Revenue Code limitations.  Mesaba’s 401(k) plans also contain profit sharing provisions allowing it to make discretionary contributions for the benefit of all plan participants.  During the year ended December 31, 2009, Mesaba made matching contributions of $3,232 and did not make any material discretionary contributions.

Mesaba Aviation, Inc.
Notes to Financial Statements
(all amounts in thousands)

3.  Regional Airline Services Revenue

Mesaba provided regional airline services to Delta through a capacity purchase agreement that became effective October 1, 2008 and was set to expire December 31, 2018 (the “ASA”).  Under the ASA, Mesaba subleased its CRJ-200 aircraft, CRJ-900 aircraft, and Saab 340B+ aircraft from Delta, and Delta reimbursed its aircraft rental expense in full.  As of December 31, 2009, Mesaba operated 19 CRJ-200 aircraft, 41 CRJ-900 aircraft, and 41 Saab 340B+ aircraft under the ASA.  As discussed in Note 11, Mesaba was acquired by PNCL on July 1, 2010.  This change of control terminated the ASA, and Mesaba and Delta entered into three new capacity purchase agreements as of the acquisition date.

The ASA was structured as a capacity purchase agreement (“CPA”).  Under a CPA, major airline partners purchase their regional partner’s flying capacity by paying pre-determined rates for specified flying, regardless of the number of passengers on board or the amount of revenue collected from passengers.  These arrangements typically include incentive payments when the regional partner meets certain operational performance measures.  Additionally, certain operating costs such as fuel, aircraft rent or ownership costs, aviation insurance premiums, certain ground handling and airport related costs, and property taxes are reimbursed or paid for directly by the partner, which eliminates the regional partner’s risk associated with a change in the price of these goods or services.  In some instances, the regional partner earns additional revenue for costs reimbursed by the major airline partner due to a contractual margin or mark-up payment added to the reimbursed cost when it invoices its major airline partner for reimbursement.  Conversely, while the regional airline partner bears no risk for the change in the prices of costs paid directly by the major airline partner, it also earns no additional revenue related to the these costs.

Under the ASA, Mesaba received the following payments from Delta:

Reimbursement payments:  Mesaba received monthly reimbursements for certain expenses associated with its ASA operations.  For the CRJ-200 and CRJ-900 operations, these included: basic aircraft and engine rentals; aviation liability, war risk and hull insurance; third-party engine and airframe maintenance; and certain other maintenance expenses, airport landing fees and property taxes.  For the Saab operations, these included:  basic aircraft and engine rentals; aviation liability, war risk and hull insurance; airport landing fees and property taxes.

Mesaba had no direct financial risk associated with cost fluctuations for these items because it was reimbursed by Delta for the actual expenses incurred.  The ASA provided that Delta would supply certain supplies and services such as fuel at no charge.  As a result, these items were not recorded in Mesaba’s statement of income.

Payments based on pre-set rates:  Under the ASA, Mesaba was entitled to receive payments for each completed block hour and departure and a monthly fixed cost payment based on the size of its fleet.  These payments were designed to cover all of Mesaba’s expenses incurred with respect to ASA operations that were not covered by the reimbursement payments.  The substantial majority of these expenses were related to labor costs, overhead and depreciation.

Margins and incentive payments:  Mesaba received monthly margin payments from Delta under the ASA.  The monthly margin payment under the ASA was calculated based on a target operating margin of 8% on qualifying expenses.  The portion of any margin payments attributable to reimbursement payments was equal to the targeted operating margin for the relevant period.  However, since the pre-set rate payments were not based on the actual expenses incurred, if actual expenses differed from these payments, the actual operating margin could have differed from the target operating margin.

In addition, the ASA included semi-annual incentive payments based upon achievement of certain operational targets, such as completion factor and on-time performance.  Such incentives were earned and due based on performance over a given period (generally six months).  In periods prior to the finalization of such operational incentives, revenue was recognized when the targets had been exceeded.  The amount recognized is limited to a ratable portion of the incentive payment as if the contract period were to terminate at the end of the interim period.  During the year ended December 31, 2009, Mesaba recorded incentives of $5,540.  This amount is included in regional airline services revenue in the statement of income.

Mesaba Aviation, Inc.
Notes to Financial Statements
(all amounts in thousands)

4.  Leases

Operating Leases

As discussed in Note 3, Mesaba subleased its CRJ-200, CRJ-900, and Saab 340B+ regional aircraft and related engines from Delta under operating leases under Mesaba’s ASA.  The following is a summary of Mesaba’s active fleet of operating aircraft as of December 31, 2009.

Aircraft Type	Standard Seating Configuration	Fleet Size
CRJ-900	76	41
CRJ-200	50	19
Saab 340B+	34	41
Total aircraft		101

The ASA generally provided that Mesaba pay taxes, maintenance, insurance and other operating expenses applicable to the leased assets, including the maintenance condition of the leased aircraft upon its return to Delta.  Pursuant to the ASA, Delta reimbursed Mesaba’s aircraft rental expense in full with margin applicable to each aircraft type.  Mesaba’s aircraft leases did not contain any guaranteed lease residual provisions.

Mesaba’s non-aircraft operating leases primarily relate to facilities and office equipment.

The following summarizes approximate minimum future rental payments, by year and in the aggregate, required under noncancellable operating leases with initial or remaining lease terms in excess of one year as of December 31, 2009:

	Aircraft (1)	Non-aircraft	Total
2010	$68,945	$2,470	$71,415
2011	15,504	2,250	17,754
2012	15,504	1,885	17,389
2013	15,504	1,584	17,088
2014	15,504	1,579	17,083
Thereafter	46,512	3,775	50,287
Total future rental payments	$177,473	$13,543	$191,016

(1)
Aircraft rent includes payments required under the ASA through June 30, 2010.  Aircraft rent related to periods after June 30, 2010 and beyond is calculated using rates in the new capacity purchase agreements that became effective upon PNCL’s acquisition of Mesaba, as discussed in Note 11.  Aircraft rent expense is a reimbursable expense for which Mesaba earned revenue, as discussed in Note 3.  As a result, revenue will decrease as aircraft rent decreases.

Mesaba’s total rental expense for operating leases for the year ended December 31, 2009 was $130,272.

Build-to-Suit Lease

In February 2008, Mesaba entered into a build-to-suit lease arrangement for the construction and subsequent leasing of a maintenance hangar in Des Moines, Iowa.  Upon the completion of construction, the initial lease term is 10 years, with the option to extend the lease for one 10-year term, for which Mesaba determined an extension to be probable.

Upon entering into the agreement in 2008, Mesaba paid to the lessor a deposit in the amount of $5,600, which was recorded as “Other property and equipment” on Mesaba’s balance sheet, along with $420 in capitalized interest.  Once construction of the hangar was completed in February 2009, Mesaba determined that the arrangement does not qualify for sales recognition under the sale-leaseback accounting guidance, which is principally due to Mesaba’s continuing involvement in the arrangement, and therefore Mesaba continues to be the deemed owner of the hangar.  Furthermore, the arrangement does not contain a transfer ownership as the title of the hangar permanently resides with the landlord, the City of Des Moines.  Therefore, Mesaba has accounted for the arrangement via the financing method set forth in the sale and leaseback accounting guidance.

Mesaba Aviation, Inc.
Notes to Financial Statements
(all amounts in thousands)

As a result, the hangar facility was recorded and classified as “Other property and equipment” in the amount of $9,614 and is being depreciated over 20 years, which represents the initial ten-year term plus the ten-year optional term. A related long-term financing obligation of $3,594 was recorded in “Other liabilities”, which represents the present value of the future minimum lease payments at lease inception.  The financing obligation is being amortized into interest expense over the 20-year term of the lease.  As of December 31, 2009, the net book value of the hangar was $9,173 and the related financing obligation was $3,344.

The following table summarizes approximate minimum future rental payments for Mesaba, by year and in the aggregate, together with the present value of net minimum lease payments as of December 31, 2009:

2010	$509
2011	509
2012	509
2013	509
2014	509
Thereafter	2,077
Total future rental payments	4,622
Amount representing interest	(1,278)
Present value of future lease payments	3,344
Less: current maturities	(267)
Build-to-suit lease, net of current maturities	$3,077

5.  Income Taxes

The significant components of Mesaba’s deferred tax assets and liabilities as of December 31, 2009 are as follows:

Deferred tax assets:
Accrued property taxes	$2,621
Accrued wages	1,526
Vacation pay	1,514
Accrued workers’ compensation	1,472
Accrued expenses	893
Inventory reserves	571
Deferred stock compensation	499
Other	464
Total deferred tax assets	9,560
Valuation allowance	-
Net deferred tax assets	9,560
Deferred tax liabilities:
Tax over book depreciation	6,214
Other	41
Net deferred tax liabilities	6,255
Net deferred tax asset (liability)	$3,305

At December 31, 2009, Mesaba had no federal or state net operating loss carryforwards.

Mesaba Aviation, Inc.
Notes to Financial Statements
(all amounts in thousands)

For 2009, Mesaba’s operations were included in the consolidated federal income tax return of Delta.  Mesaba’s income tax provision approximates the amount which would have been recorded on a separate return basis.  The provision for income tax expense on continuing operations includes the following components for the year ended December 31, 2009:

Current:
Federal	$5,256
State	617
Subtotal	5,873
Deferred:
Federal	(945)
State	(87)
Subtotal	(1,032)
Total income tax expense on continuing operations	$4,841

Income tax expense on income from discontinued operations was $3,497 for the year ended December 31, 2009.

The following is a reconciliation of the provision for income taxes at the applicable federal statutory income tax rate to the reported income tax expense for the year ended December 31, 2009:

	$	%
Income tax expense at statutory rate	$4,226	35.0%
State income taxes, net of federal taxes	344	2.8%
Fines and penalties	34	0.3%
Meals and entertainment disallowance	237	2.0%
Income tax expense	$4,841	40.1%

6.  Stock Appreciation Rights

During 2007 and 2008, Mesaba granted SARs to certain key employees.  The SARs were indexed to the stock of Mesaba’s previous owner, Northwest.  The SARs were scheduled to vest over three years and had a ten-year life.  Upon Delta’s acquisition of Northwest, the SARs became fully vested and were converted to an equivalent amount of Delta stock.  Mesaba’s SARs were classified as liability awards as their exercise resulted in a cash payment by Mesaba.

SARs activity for the year ended December 31, 2009 was as follows:

	Options Outstanding	Weighted Average Exercise Price	Weighted Average Contractual Term (in years)	Aggregate Intrinsic Value (in thousands)
Balance at December 31, 2008	115	$17.39
Exercised	-	-
Cancelled	(14)	$17.60
Balance at December 31, 2009	101	$17.36	7.68	$-
Options exercisable at December 31, 2009	101	$17.36	7.68	$-

The fair value of the SARs was estimated at the grant date and remeasured at each subsequent reporting period, using a Black-Scholes option pricing model.

Mesaba Aviation, Inc.
Notes to Financial Statements
(all amounts in thousands)

The table below presents the assumptions used to remeasure the value of the SARs at December 31, 2009:

Expected price volatility	66%
Risk-free interest rate	3.04%
Expected lives (years)	5.7
Dividend yield	0%
Exercise price of option grants	$17.36
Fair value of option grants	$5.89

The risk-free interest rate is based on the U.S. Treasury yield curve in effect for the expected term of the award at the time of grant. The dividend yield is assumed to be zero.  The volatility is based on the historical volatility of Delta’s common stock, along with the historical volatility of other stocks in the airline industry. The expected life of the award is based on historical experience. As of December 31, 2009, the liability related to the SARs was $594.  During the year ended December 31, 2009, Mesaba recorded a reduction of expense related to the SARs of $123.

7.  Commitments and Contingencies

Employees

Mesaba operates under several collective bargaining agreements with groups of its employees.  The following table reflects Mesaba’s collective bargaining agreements and their respective amendable dates:

Employee Group	Employees Represented	Representing Union	Contract Amendable Date
Pilots	950	Air Line Pilots Association (“ALPA”)	May 31, 2012(1)
Flight attendants	556	Association of Flight Attendants - CWA	May 31, 2012
Mechanics	351	Aircraft Mechanics Fraternal Association	May 31, 2012
Dispatchers	24	Transport Workers Union	May 31, 2012

(1)	Subsequent to PNCL’s acquisition of Mesaba, as discussed in Note 11, Mesaba’s pilots entered into a new agreement with ALPA that will expire in 2016.

Approximately 84% of Mesaba’s workforce consists of members of unions representing pilots, flight attendants, mechanics, and dispatchers.

Guarantees and Indemnifications

In Mesaba’s aircraft lease agreements with Delta, Mesaba typically indemnifies the prime lessor, financing parties, trustees acting on their behalf and other related parties against liabilities that arise from the manufacture, design, ownership, financing, use, operation and maintenance of the aircraft and for tort liability, whether or not these liabilities arise out of or relate to the negligence of these indemnified parties, except for their gross negligence or willful misconduct.

Mesaba is party to numerous contracts and real estate leases in which it is common for it to agree to indemnify third parties for tort liabilities that arise out of or relate to the subject matter of the contract or occupancy of the leased premises. In some cases, this indemnity extends to related liabilities arising from the negligence of the indemnified parties, but usually excludes any liabilities caused by their gross negligence or willful misconduct. Additionally, Mesaba typically indemnifies the lessors and related third parties for any environmental liability that arises out of or relates to its use of the leased premises.

Mesaba Aviation, Inc.
Notes to Financial Statements
(all amounts in thousands)

Mesaba expects that its levels of insurance coverage (subject to deductibles) would be adequate to cover most tort liabilities and related indemnities described above with respect to real estate it leases and aircraft it operates.  Mesaba does not expect the potential amount of future payments under the foregoing indemnities and agreements to be material.

Litigation and Regulatory Matters

Mesaba is a defendant in various ordinary and routine lawsuits incidental to our business. While the outcome of these lawsuits and proceedings cannot be predicted with certainty, it is the opinion of management, based on current information and legal advice, that the ultimate disposition of these suits will not have a material adverse effect on the financial statements as a whole.

Letters of Credit

Mesaba has letters of credit to guarantee certain obligations principally for airport leases and other obligations, which totaled $135 as of December 31, 2009.  There were no amounts drawn on these letters of credit during 2009.  As collateral for these letters of credit, Mesaba had $135 in restricted cash held in an investment account as of December 31, 2009.  This amount is restricted and has been classified within “Restricted Cash” in Mesaba’s balance sheet.

8.  Related Party Transactions

Through June 30, 2010, Mesaba was a wholly-owned subsidiary of Delta.  Mesaba generated 100% of its operating revenue from its ASA with Delta for the year ended December 31, 2009.  Under the ASA, Mesaba used the name "Delta Connection" and leased all of its aircraft from Delta.

Mesaba engaged in transactions with three wholly-owned subsidiaries of Delta:  Comair, Inc. (“Comair”), Regional Elite Airline Services, LLC (“REAS”), and Compass Airlines, Inc. (“Compass”).  Comair performed heavy airframe maintenance and some line maintenance on Mesaba’s CRJ-900 aircraft.  Mesaba performed various administrative functions, such as accounting, payroll, and human resources services, for REAS.  REAS is a wholly-owned subsidiary of Delta that performs ground handling services for Delta’s regional airline partners and subsidiaries.  In addition, Mesaba provided maintenance services on REAS ground equipment in several locations.  Mesaba also performed limited administrative functions for Compass and subleased a small amount of office space to Compass.

During 2007, Mesaba entered into a revolving line of credit with Northwest for borrowings up to $46,000 with a maturity date of December 31, 2011 (the “Revolver”).  The Revolver, which called for quarterly principal payments, was transferred to Delta after the Delta/Northwest merger in October 2008.  The Revolver provided for an interest rate that was tied to Northwest’s (and subsequently Delta’s) incremental borrowing rate.  Mesaba recorded interest related to this intercompany debt using an interest rate of 12.5% during 2009.  Borrowings outstanding under these obligations to Delta were $30,666 at December 31, 2009.  Prior to PNCL’s acquisition of Mesaba in 2010 as discussed in Note 11, the revolving line of credit was paid in full.  As a result, the entire balance is presented as a current liability as of December 31, 2009.

Mesaba Aviation, Inc.
Notes to Financial Statements
(all amounts in thousands)

Amounts recorded in Mesaba’s statement of income for transactions with Delta, including its other wholly-owned subsidiaries, are as follows:

Year Ended December 31, 2009
Revenue:
Regional airline services revenue	$393,295
Other revenue	1,135
Expenses:
Aircraft rentals	127,896
Maintenance, materials and repairs	1,879
Other	21
Interest expense	4,857

Net amounts due from Delta as of December 31, 2009 were $21,581, and are included in “Receivable from Parent” in Mesaba’s balance sheet.  Certain trade amounts due to Delta, primarily relating to overhead costs provided or paid by Delta, landing fees, ground handling and facilities rentals, as of December 31, 2009 were $21,944, and are included in “Payable to Parent” in Mesaba’s balance sheet.

Mesaba recorded interest expense and income tax expense of $5,097 and $8,338, respectively, during the year ended December 31, 2009.  Interest expense was attributable to amounts owed to Delta; however, no cash payments were made to Delta.  All income tax payments were paid on Mesaba’s behalf by Delta.

Discontinued Operations.  In October 2009, Delta formed a new wholly-owned subsidiary, REAS, to provide ground handling services to Delta’s regional carriers.  As a result, Mesaba no longer performed its own ground handling or provided ground handling services to other carriers, primarily Delta and its subsidiaries.  During the year ended December 31, 2009, Mesaba earned revenue of $43,936 and incurred expenses of $35,213 providing ground handling services to other carriers.  This service was discontinued upon the creation of REAS.  Mesaba sold the majority of its ground services equipment to REAS at net book value.  In addition, Mesaba’s ground handling employees became employees of REAS.  Income earned from providing these services, net of related taxes, is presented as income from discontinued operations in the statement of income for the year ended December 31, 2009.

9.  Other Expenses

Other expenses related to continuing operations consisted of the following for the year ended December 31, 2009:

Employee overnight accommodations	$17,243
Contracted services	11,131
Property and other taxes	4,796
Office equipment and related supplies and services	3,204
Communications and information technology related expenses	3,330
Insurance	2,874
Employee training expense	1,712
Station-related expenses	400
Recruiting and other personnel expenses	429
Other	736
Total other expenses	$45,855

Mesaba Aviation, Inc.
Notes to Financial Statements
(all amounts in thousands)

10.  Accrued Expenses

Accrued expenses and other current liabilities consisted of the following as of December 31, 2009:

Salaries and wages	$11,343
Taxes other than income tax	6,997
Employee benefits	6,645
Other	1,931
Total	$26,916

11.  Subsequent Events

On July 1, 2010, PNCL and Pinnacle Airlines, Inc., a Georgia corporation and wholly owned subsidiary of PNCL (“Pinnacle”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Delta and Mesaba, pursuant to which PNCL purchased all of the issued and outstanding common stock of Mesaba from Delta. Pursuant to the Stock Purchase Agreement, the closing of the acquisition took place concurrently with the execution of the Stock Purchase Agreement.

The total acquisition-date fair value of consideration transferred to Delta for the purchase of Mesaba was $75,013.

In connection with the acquisition:  (1) PNCL, Pinnacle and Mesaba entered into a Second Amended and Restated Airline Services Agreement with Delta, which was modified to, among other things, include Mesaba’s CRJ-200 fleet, (2) PNCL, Pinnacle, Mesaba and Delta entered into a new Delta Connection Agreement regarding the operation of Mesaba’s CRJ-900 aircraft for Delta, (3) PNCL, Mesaba and Delta entered a new Delta Connection Agreement regarding the operation of Mesaba’s SAAB 340B+ aircraft for Delta,  (4) Mesaba and Delta entered into a facilities use agreement for Delta to license certain facilities and premises to Mesaba for two years following closing, and (5) Mesaba and Delta entered into a transition services agreement for Mesaba to provide information technology, accounting and human resource administrative services to Delta for one year following closing.

Unaudited Condensed Financial Statements for the Six Months Ended June 30, 2010

Mesaba Aviation, Inc.
Statements of Income (Unaudited)
 (in thousands)

	Six Months Ended June 30,
	2010	2009
Operating revenues:
Regional airline services	$177,335	$201,038
Other	1,356	921
Total operating revenues	178,691	201,959

Operating expenses:
Salaries, wages and benefits	61,709	59,853
Aircraft rentals	61,736	63,866
Aircraft maintenance, materials and repairs	18,374	26,906
Other rentals and landing fees	10,804	10,346
Depreciation and amortization	3,493	3,588
Other	19,931	23,429
Total operating expenses	176,047	187,988
Operating income	2,644	13,971
Operating income as a percentage of operating revenues	1.5%	6.9%
Nonoperating (expense) income:
Interest expense, net	(2,095)	(2,548)
Miscellaneous income, net	12	32
Total nonoperating expense	(2,083)	(2,516)
Income from continuing operations before income taxes	561	11,455
Income tax expense on continuing operations	(270)	(4,593)
Income from continuing operations	291	6,862
Discontinued operations, net of tax	-	2,744
Net income	$291	$9,606

The accompanying notes are an integral part of these condensed financial statements.

Mesaba Aviation, Inc.
Balance Sheet
 (in thousands)

	As of June 30, 2010	As of December 31, 2009
Assets	(unaudited)
Current assets
Cash and cash equivalents	$2,531	$38,373
Restricted cash	790	396
Receivables, net	1,275	286
Receivable from parent	19,122	21,581
Spare parts and supplies, net	11,392	11,612
Prepaid expenses and other assets	1,778	2,903
Deferred income taxes	9,077	9,022
Total current assets	45,965	84,173
Property and equipment
Flight equipment	49,280	48,571
Other property and equipment	23,000	22,744
Less accumulated depreciation	(11,204)	(7,798)
Net property and equipment	61,076	63,517
Goodwill	4,454	4,454
Total assets	$111,495	$152,144

Liabilities and stockholder’s equity
Current liabilities
Revolving line of credit due to parent	$-	$30,666
Accounts payable	7,196	10,524
Accrued expenses and other current liabilities	25,342	26,916
Payable to parent, net of receivable from parent	25,651	21,944
Total current liabilities	58,189	90,050
Deferred income taxes	5,827	5,717
Other liabilities	4,375	4,541

Commitments and contingencies

Stockholder’s equity
Common stock, $0.01 par value; 1,000 shares issued	-	-
Additional paid-in capital	37,694	37,694
Retained earnings	5,410	14,142
Total stockholder’s equity	43,104	51,836
Total liabilities and stockholder’s equity	$111,495	$152,144

The accompanying notes are an integral part of these condensed financial statements.

Mesaba Aviation, Inc.
Statements of Cash Flows (unaudited)
 (in thousands)

	Six Months Ended June 30,
	2010	2009
Operating activities
Net income	$291	$9,606
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	3,493	4,105
Other	1,913	1,622
Changes in operating assets and liabilities:
Restricted cash	(394)	3,971
Receivables	(989)	412
Prepaid expenses and other assets	1,125	884
Spare parts and supplies	(716)	(3,077)
Accounts payable and accrued expenses	(4,703)	(2,407)
Payable to parent	6,170	7,107
Cash provided by operating activities	6,190	22,223
Investing activities
Purchases of property and equipment	(2,190)	(6,440)
Cash used in investing activities	(2,190)	(6,440)
Financing activities
Dividend paid to parent	(9,023)	-
Debt proceeds from parent	-	5,000
Payments on debt to parent and other financing obligations	(30,819)	(3,469)
Cash (used in) provided by financing activities	(39,842)	1,531
Net (decrease) increase in cash and cash equivalents	(35,842)	17,314
Cash and cash equivalents at beginning of period	38,373	13,390
Cash and cash equivalents at end of period	$2,531	$30,704
Noncash investing and financing activities
Fixed assets acquired under build-to-suit lease	$-	$3,629

The accompanying notes are an integral part of these condensed financial statements.

Mesaba Aviation, Inc.
Notes to Condensed Financial Statements (unaudited)
(all amounts in thousands)

1.  Description of Business and Basis of Presentation

Mesaba Aviation, Inc. (“Mesaba”) operates as a regional air carrier for Delta Air Lines, Inc. (“Delta”).  Mesaba was a wholly-owned subsidiary of Delta through June 30, 2010.  Prior to Delta’s acquisition of Northwest Airlines, Inc. (“Northwest”) in October 2008, Mesaba was a wholly-owned subsidiary of Northwest.  As discussed in Note 6, Mesaba was acquired by Pinnacle Airlines Corp. (“PNCL”) on July 1, 2010.

Mesaba provides regional airline capacity to Delta at its hub airports of Atlanta, Detroit, Memphis, and Minneapolis/St. Paul.  As of June 30, 2010, Mesaba operated 41 Canadair Regional Jet (“CRJ”)-900 aircraft, 19 CRJ-200 aircraft, and 32 Saab turboprop aircraft under the Delta Connection brand, and offered approximately 475 daily departures to 109 cities in 38 states, the District of Columbia, and four Canadian provinces.

These interim condensed financial statements of Mesaba have been prepared in accordance with accounting principles generally accepted in the United States, and should be read in conjunction with the Mesaba’s audited financial statements for the year ended December 31, 2009, which are included within this Current Report on Form 8-K.

In the opinion of management, the accompanying unaudited condensed financial statements reflect all adjustments (including normal recurring adjustments) necessary to present fairly Mesaba’s financial position, the results of its operations, and its cash flows for the periods indicated herein. Operating results for the periods presented are not indicative of the results that may be expected for the year ended December 31, 2010.

All amounts contained in the notes to the condensed financial statements are presented in thousands, with the exception of years, destinations, departures, and number of aircraft.

2.  Related Party Transactions

Through June 30, 2010, Mesaba was a wholly-owned subsidiary of Delta.  Mesaba generated 100% of its operating revenue through an airline services agreement that became effective October 1, 2008 and was set to expire December 31, 2018 (the “ASA”).  Under the ASA, Mesaba uses the name "Delta Connection" and leases all of its aircraft from Delta.

Mesaba also engaged in transactions with three wholly-owned subsidiaries of Delta:  Comair, Inc. (“Comair”), Regional Elite Airline Services, LLC (“REAS”), and Compass Airlines, Inc. (“Compass”).  Comair performed heavy airframe maintenance and some line maintenance on Mesaba’s CRJ-900 aircraft.  Mesaba performed various administrative functions, such as accounting, payroll, and human resources services, for REAS.  REAS is a wholly-owned subsidiary of Delta that performs ground handling services for Delta’s regional airline partners and subsidiaries.  Mesaba also provided maintenance services on REAS ground equipment in several locations.  Mesaba also performed limited administrative functions for Compass and subleased a small amount of office space to Compass.

During 2007, Mesaba entered into a revolving line of credit with Northwest for borrowings up to $46,000 with a maturity date of December 31, 2011 (the “Revolver”).  The Revolver, which called for quarterly principal payments, was transferred to Delta after the Delta/Northwest merger in October 2008.  The Revolver provided for an interest rate that was tied to Northwest’s (and subsequently Delta’s) incremental borrowing rate.  Mesaba recorded interest related to this intercompany debt using an interest rate of 12.5% during 2009.  Borrowings outstanding under these obligations to Delta were $30,666 at December 31, 2009.  Prior to PNCL’s acquisition of Mesaba in 2010 as discussed in Note 6, the revolving line of credit was paid in full.  As a result, the entire balance is presented as a current liability as of December 31, 2009.

Mesaba Aviation, Inc.
Notes to Condensed Financial Statements (unaudited)
(all amounts in thousands)

Amounts recorded in Mesaba’s statements of income for transactions with Delta, including its subsidiaries, are as follows:

	Six Months Ended June 30,
	2010	2009
Revenue:
Regional airline services revenue	$177,335	$203,213
Other revenue	1,356	921
Expenses:
Aircraft rentals	61,736	63,866
Maintenance, materials and repairs	336	1,166
Other	-	15
Interest expense	1,796	2,472

Net amounts due to Delta as of June 30, 2010 were $6,529.  Net amounts due from Delta as of December 31, 2009 were $363.  These amounts are comprised of certain trade amounts due to Delta, primarily related to landing fees, ground handling and facilities rentals, of $25,651 and $21,581, respectively, net of amounts due from Delta of $19,122 and $21,944, respectively.

Discontinued Operations.  In October 2009, Delta formed a new wholly-owned subsidiary, REAS, to provide ground handling services to Delta’s regional carriers.  As a result, Mesaba no longer performed its own ground handling or provided ground handling services to other carriers, primarily Delta and its subsidiaries.  During the six months ended June 30, 2009, Mesaba earned revenue of $27,855 and incurred expenses of $23,273 providing ground handling services to other carriers.  This service was discontinued upon the creation of REAS.  Mesaba sold the majority of its ground services equipment to REAS at net book value.  In addition, Mesaba’s ground handling employees became employees of REAS.  Income earned from providing these services, net of related taxes, is presented as income from discontinued operations in the statement of income for the six months ended June 30, 2009.

3.  Leases

Operating Leases

Mesaba subleased its CRJ-200, CRJ-900, and Saab 340 regional aircraft and related engines from Delta under operating leases under Mesaba’s ASA, which was set to expire December 31, 2018.

The following is a summary of Mesaba’s active fleet of operating aircraft, which were leased under operating leases, as of June 30, 2010.

Aircraft Type	Standard Seating Configuration	Fleet Size
CRJ-900	76	41
CRJ-200	50	19
Saab 340 B+	34	32
Total aircraft		92

Mesaba Aviation, Inc.
Notes to Condensed Financial Statements (unaudited)
(all amounts in thousands)

The ASA generally provided that Mesaba pay taxes, maintenance, insurance and other operating expenses applicable to the leased assets, including the maintenance condition of the leased aircraft upon its return to Delta.  Pursuant to the ASA, Delta reimbursed Mesaba’s aircraft rental expense in full with margin applicable to each aircraft type.  Mesaba’s aircraft lease did not contain any guaranteed lease residual provisions for which there would have been a potential contingency at the termination of the lease period.

Mesaba’s non-aircraft operating leases primarily relate to facilities and office equipment.

The following summarizes approximate minimum future rental payments, by year and in the aggregate, required under noncancellable operating leases with initial or remaining lease terms in excess of one year as of June 30, 2010:

	Aircraft (1)	Non-aircraft	Total
Remainder of 2010	$7,752	$1,112	$8,864
2011	15,504	2,250	17,754
2012	15,504	1,885	17,389
2013	15,504	1,584	17,088
2014	15,504	1,579	17,083
Thereafter	46,512	3,775	50,287
Total future rental payments	$116,280	$12,185	$128,465

(1)
Aircraft rents due from July 1, 2010 and beyond are calculated using rates in the new capacity purchase agreements that became effective upon Pinnacle’s acquisition of Mesaba.  Aircraft rent expense is a reimbursable expense for which Mesaba earned revenue.  As a result, revenue will decrease as aircraft rent decreases.

4.  Stock Appreciation Rights

During 2007 and 2008, Mesaba granted stock appreciation rights (“SARs”) to certain key employees.  The SARs were indexed to the stock of Mesaba’s previous owner, Northwest.  The SARs were scheduled to vest over three years and had a ten-year life.  Upon Delta’s acquisition of Northwest, the SARs became fully vested and were converted to an equivalent amount of Delta stock.  Mesaba’s SARs were classified as liability awards as their exercise resulted in a cash payment by Mesaba.

SARs activity for the six months ended June 30, 2010 was as follows:

	Options Outstanding	Weighted Average Exercise Price	Weighted Average Contractual Term (in years)	Aggregate Intrinsic Value (in thousands)
Balance at December 31, 2009	101	$17.36
Exercised	-	-
Cancelled	-	$17.36
Balance at June 30, 2010	101	$17.36	7.18	$-
Options exercisable at June 30, 2010	101	$17.36	7.18	$-

The fair value of the SARs was estimated at the grant date and remeasured at each subsequent reporting period, using a Black-Scholes option pricing model.

Mesaba Aviation, Inc.
Notes to Condensed Financial Statements (unaudited)
(all amounts in thousands)

The table below presents the assumptions used to remeasure the value of the SARs at June 30, 2010:

Expected price volatility	66%
Risk-free interest rate	0.61%
Expected lives (years)	2.3
Dividend yield	0%
Exercise price of option grants	$17.36
Fair value of option grants	$3.17

The risk-free interest rate is based on the U.S. Treasury yield curve in effect for the expected term of the award at the time of grant. The dividend yield is assumed to be zero.  The volatility is based on the historical volatility of Delta’s common stock, along with the historical volatility of other stocks in the airline industry. The expected life of the award is based on historical experience. As of June 30, 2010 and December 31, 2009, the liability related to the SARs was $319 and $594, respectively.  During the six months ended June 30, 2010 and 2009, Mesaba recorded reductions of expense related to the SARs of $275 and $451, respectively.

5.  Commitments and Contingencies

Employees

Mesaba operates under several collective bargaining agreements with groups of its employees.  The following table reflects Mesaba’s collective bargaining agreements and their respective amendable dates:

Employee Group	Employees Represented	Representing Union	Contract Amendable Date
Pilots	927	Air Line Pilots Association	May 31, 2012
Flight attendants	540	Association of Flight Attendants - CWA	May 31, 2012
Mechanics	342	Aircraft Mechanics Fraternal Association	May 31, 2012
Dispatchers	24	Transport Workers Union	May 31, 2012

Approximately 83% of Mesaba’s workforce consists of members of unions representing pilots, flight attendants, mechanics, and dispatchers.

Guarantees and Indemnifications

In Mesaba’s aircraft lease agreements with Delta, Mesaba typically indemnifies the prime lessor, financing parties, trustees acting on their behalf and other related parties against liabilities that arise from the manufacture, design, ownership, financing, use, operation and maintenance of the aircraft and for tort liability, whether or not these liabilities arise out of or relate to the negligence of these indemnified parties, except for their gross negligence or willful misconduct.

Mesaba is party to numerous contracts and real estate leases in which it is common for it to agree to indemnify third parties for tort liabilities that arise out of or relate to the subject matter of the contract or occupancy of the leased premises. In some cases, this indemnity extends to related liabilities arising from the negligence of the indemnified parties, but usually excludes any liabilities caused by their gross negligence or willful misconduct. Additionally, Mesaba typically indemnifies the lessors and related third parties for any environmental liability that arises out of or relates to its use of the leased premises.

Mesaba expects that its levels of insurance coverage (subject to deductibles) would be adequate to cover most tort liabilities and related indemnities described above with respect to real estate it leases and aircraft it operates.  Mesaba does not expect the potential amount of future payments under the foregoing indemnities and agreements to be material.

Mesaba Aviation, Inc.
Notes to Condensed Financial Statements (unaudited)
(all amounts in thousands)

Litigation and Regulatory Matters

Mesaba is a defendant in various ordinary and routine lawsuits incidental to our business. While the outcome of these lawsuits and proceedings cannot be predicted with certainty, it is the opinion of management, based on current information and legal advice, that the ultimate disposition of these suits will not have a material adverse effect on the financial statements as a whole.

6.  Subsequent Events

On July 1, 2010, PNCL, a Delaware corporation, and Pinnacle Airlines, Inc., a Georgia corporation and wholly owned subsidiary of PNCL (“Pinnacle”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Delta and Mesaba, pursuant to which PNCL purchased all of the issued and outstanding common stock of Mesaba from Delta. Pursuant to the Stock Purchase Agreement, the closing of the acquisition took place concurrently with the execution of the Stock Purchase Agreement.

The total acquisition-date fair value of consideration transferred to Delta for the purchase of Mesaba was $75,013.

In connection with the acquisition:  (1) PNCL, Pinnacle and Mesaba entered into a Second Amended and Restated Airline Services Agreement with Delta, which was modified to, among other things, include Mesaba’s CRJ-200 fleet, (2) PNCL, Pinnacle, Mesaba and Delta entered into a new Delta Connection Agreement regarding the operation of Mesaba’s CRJ-900 aircraft for Delta, (3) PNCL, Mesaba and Delta entered a new Delta Connection Agreement regarding the operation of Mesaba’s SAAB 340B+ aircraft for Delta,  (4) Mesaba and Delta entered into a facilities use agreement for Delta to license certain facilities and premises to Mesaba for two years following closing, and (5) Mesaba and Delta entered into a transition services agreement for Mesaba to provide information technology, accounting and human resource administrative services to Delta for one year following closing.

(b) Pro forma financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2010 combines the historical consolidated balance sheets of Pinnacle Airlines Corp. (“PNCL”) and Mesaba Aviation, Inc. (“Mesaba”), giving effect to PNCL’s acquisition of Mesaba (the “Acquisition”) as if it had occurred on June 30, 2010. The Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended June 30, 2010 and for the year ended December 31, 2009 combine the historical consolidated statements of operations of PNCL and Mesaba, giving effect to the Acquisition as if it had occurred at the beginning of the earliest period presented.

The Unaudited Pro Forma Condensed Combined Financial Statements were prepared using the acquisition method of accounting with PNCL treated as the acquiring entity. Accordingly, the aggregate value of the consideration paid by PNCL to complete the Acquisition was allocated to the assets acquired and liabilities assumed from Mesaba based upon their estimated fair values as of the date of the Acquisition.

These Unaudited Pro Forma Condensed Combined Financial Statements have been developed from and should be read in conjunction with (1) the unaudited interim condensed consolidated financial statements of PNCL contained in its Quarterly Report on Form 10-Q for the period ended June 30, 2010; (2) the unaudited interim condensed financial statements of Mesaba for the six month period ended June 30, 2010 included in this Form 8-K/A; (3) the audited consolidated financial statements of PNCL contained in its Annual Report on Form 10-K for the year ended December 31, 2009; and (4) the audited financial statements of Mesaba for the year ended December 31, 2009 included in this Form 8-K/A.  The Unaudited Pro Forma Condensed Combined Financial Statements are provided for illustrative purposes only and do not purport to represent PNCL’s consolidated results of operations or consolidated financial position had the Acquisition occurred on the dates assumed, nor are these financial statements necessarily indicative of PNCL’s future consolidated results of operations or consolidated financial position. The Unaudited Pro Forma Condensed Combined Financial Statements do not reflect the costs of any integration activities or benefits that may result from operating efficiencies expected to result from the Acquisition.

Pinnacle Airlines Corp.
Unaudited Pro Forma Consolidated Balance Sheet
As of June 30, 2010
(in thousands)

	Pinnacle Airlines Corp.	Mesaba Aviation, Inc.	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$79,010	$2,531	$95	(1)	$81,636
Restricted cash	3,115	790	-		3,905
Receivables, net	34,779	1,275	(1,775)	(2)	34,279
Receivable from parent	-	19,122	-		19,122
Spare parts and supplies, net	20,848	11,392	(625)	(3)	31,615
Prepaid expenses and other assets	16,022	1,778	(44)	(1)	17,756
Deferred income taxes	10,111	9,077	(9,077)	(4)	10,111
Income taxes receivable	1,886	(124)	124	(4)	1,886
Total current assets	165,771	45,841	(11,302)		200,310
Net property and equipment	740,897	61,076	919	(5)	802,892
Investments	2,587	-	-		2,587
Other assets	320,221	-	1	(1)	320,222
Debt issuance cost, net	4,214	-	-		4,214
Intangible assets, net	11,590	-	12,000	(6)	23,590
Goodwill	18,422	4,454	(594)	(7)	22,282
Total assets	$1,263,702	$111,371	$1,024		$1,376,097
Liabilities and stockholder’s equity
Current liabilities:
Current maturities of long-term debt	$36,607	$-	$12,653	(8)	$49,260
Pre-delivery payment facilities	27,393	-	-		27,393
Accounts payable	26,896	7,196	5,441	(9)	39,533
Accrued expenses	61,022	25,218	(586)	(1)	85,654
Deferred revenue	24,363	-	2,167	(10)	26,530
Payable to Delta	-	25,651	(25,226)	(11)	425
Total current liabilities	176,281	58,065	(5,551)		228,795

Long-term debt, net of current maturities	500,771	-	50,612	(8)	551,383
Deferred revenue, net of current portion	166,273	-	6,333	(10)	172,606
Deferred income taxes	17,782	5,827	(5,827)	(4)	17,782
Other liabilities	290,479	4,375	(1,439)	(12)	293,415

Commitments and contingencies

Stockholder’s equity
Common stock	231	-	-		231
Treasury stock	(68,479)	-	-		(68,479)
Additional paid-in capital	123,185	37,694	(37,694)	(13)	123,185
Net unrealized loss	(13,479)	-	-		(13,479)
Retained earnings	70,658	5,410	(5,410)	(13)	70,658
Total stockholder’s equity	112,116	43,104	(43,104)		112,116
Total liabilities and stockholder’s equity	$1,263,702	$111,371	$1,024		$1,376,097

Pinnacle Airlines Corp.
Unaudited Pro Forma Consolidated Statement of Income
Six Months Ended June 30, 2010
(in thousands)

	Pinnacle Airlines Corp.	Mesaba Aviation, Inc.	Pro Forma Adjustments		Pro Forma Combined
Operating revenues
Regional airline services	$420,333	$177,335	$(46,698)	(6),(10),(14)	$550,970
Other	6,467	1,356	-		7,823
Total operating revenues	426,800	178,691	(46,698)		558,793

Operating expenses:
Salaries, wages and benefits	115,178	61,709	-		176,887
Aircraft rentals	60,055	61,736	(53,984)	(15)	67,807
Ground handling services	47,763	-	4,879	(16)	52,642
Aircraft maintenance, materials and repairs	53,616	18,374	(452)	(3)	71,538
Other rentals and landing fees	33,323	10,804	-		44,127
Aircraft fuel	12,420	-	-		12,420
Commissions and passenger-related expense	9,624	23	-		9,647
Depreciation and amortization	17,634	3,493	(436)	(5),(6)	20,691
Other	44,722	19,908	-		64,630
Total operating expenses	394,335	176,047	(49,993)		520,389

Operating income	32,465	2,644	3,295		38,404

Nonoperating income (expense)
Interest income	12	-	-		12
Interest expense	(18,613)	(2,095)	(1,857)	(8)	(22,565)
Miscellaneous income	(1,279)	12	-		(1,267)
Net nonoperating expense	(19,880)	(2,083)	(1,857)		(23,820)
Income before income taxes	12,585	561	1,438		14,584
Income tax expense	(5,006)	(270)	(543)	(4)	(5,819)
Net income	$7,579	$291	$895		$8,765

Basic earnings per share	$0.42				$0.48
Diluted earnings per share	$0.41				$0.48
Shares used in computing basic earnings per share	18,112				18,112
Shares used in computing diluted earnings per share	18,454				18,454

Pinnacle Airlines Corp.
Unaudited Pro Forma Consolidated Statement of Income
Year Ended December 31, 2009
(in thousands)

	Pinnacle Airlines Corp.	Mesaba Aviation, Inc.	Pro Forma Adjustments		Pro Forma Combined
Operating revenues
Regional airline services	$836,249	$393,295	$(112,199)	(6),(10),(14)	$1,117,345
Other	9,259	1,135	-		10,394
Total operating revenues	845,508	394,430	(112,199)		1,127,739

Operating expenses:
Salaries, wages and benefits	225,014	124,204	-		349,218
Aircraft rentals	120,748	127,896	(111,978)	(15)	136,666
Ground handling services	93,182	(44)	10,524	(16)	103,662
Aircraft maintenance, materials and repairs	98,075	52,512	(649)	(3)	149,938
Other rentals and landing fees	70,777	19,661	-		90,438
Aircraft fuel	22,110	-	-		22,110
Commissions and passenger-related expense	20,919	5	-		20,924
Depreciation and amortization	35,399	7,188	(899)	(5),(6)	41,688
Other	78,575	45,894	-		124,469
Total operating expenses	764,799	377,316	(103,002)		1,039,113

Operating income	80,709	17,114	(9,197)		88,626

Nonoperating income (expense)
Interest income	1,947	-	-		1,947
Interest expense	(44,862)	(5,097)	(2,806)	(8)	(52,765)
Miscellaneous income	4,444	58	-		4,502
Net nonoperating expense	(38,471)	(5,039)	(2,806)		(46,316)
Income before income taxes from continuing operations	42,238	12,075	(12,003)		42,310
Income tax (expense) benefit on continuing operations	(382)	(4,841)	4,522	(4)	(701)
Income from continuing operations	41,856	7,234	(7,481)		41,609
Discontinued operations	-	5,226	-		5,226
Net income (loss)	$41,856	$12,460	$(7,481)		$46,835
Basic earnings per share (“EPS”):
Income from continuing operations after income tax	$2.33				$2.32
Income from discontinued operations after income tax	$-				$0.29
Net income	$2.33				$2.61
Shares used in computing basic EPS	17,969				17,969
Diluted EPS:
Income from continuing operations after income tax	$2.31				$2.29
Income from discontinued operations after income tax	$-				$0.29
Net income	$2.31				$2.58
Shares used in computing diluted EPS	18,133				18,133

NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET AND
STATEMENTS OF INCOME

The Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2010 combines the historical consolidated balance sheets of Pinnacle Airlines Corp. (the “Company”) and Mesaba Aviation, Inc. (“Mesaba”), giving effect to the Acquisition as if it had occurred on June 30, 2010. The Unaudited Pro Forma Condensed Combined Statements of Income for the six months ended June 30, 2010 and for the year ended December 31, 2009 combine the historical consolidated statements of income of PNCL and Mesaba, giving effect to the Acquisition as if it had occurred at the beginning of the period presented.

(1)
This amount represents certain adjustments made to conform to PNCL’s accounting policies or reclassifications to conform to PNCL’s reporting format.  These adjustments did not have a material effect on the unaudited pro forma combined balance sheet or statements of income.

(2)
Receivables – a reduction of $1,775 primarily relates to certain receivables for aviation insurance premiums that were realized in conjunction with the acquisition of Mesaba.  For more information, see Note 4, Acquisition of Mesaba, in Item 8 of PNCL’s Annual Report on Form 10-K for the year ended December 31, 2010.

(3)
Spare parts and supplies – a reduction of $625 was recorded to reflect the fair value of owned spare parts and supplies.  As a result of this adjustment and a change in accounting to conform to PNCL’s accounting policies related to salvage values and estimated useful lives, the Unaudited Pro Forma Statements of Operations reflect a decrease in fleet retirement reserve expense of $452 and $649 for the six months ended June 30, 2010 and the year ended December 31, 2009, respectively.

(4)	Income taxes – adjustments to record the income tax effects of the purchase accounting adjustments.
(5)
Net property and equipment – an increase of $919 was recorded to reflect the fair value of owned spare parts and supplies.  As a result of this adjustment and a change in accounting to conform to PNCL’s accounting policies related to salvage values and estimated useful lives, the Unaudited Pro Forma Statements of Operations reflect a decrease in depreciation expense of $686 and $1,399 for the six months ended June 30, 2010 and the year ended December 31, 2009, respectively.

(6)
Intangible assets – an increase of $12,000 is associated with adjustments to record the fair value of identifiable amortizing intangible assets, including customer contract intangibles and the non-compete agreement.  As a result of these adjustments, the Unaudited Pro Forma Statements of Operations reflect an increase in amortization expense of $250 and $500 for the six months ended June 30, 2010 and the year ended December 31, 2009, respectively, and a net decrease to revenue of $592 and $1,183, for the six months ended June 30, 2010 and the year ended December 31, 2009, respectively.

(7)	Goodwill – a decrease of $594 to eliminate Mesaba’s previous goodwill balance resulting from the Delta/Northwest merger and to record the goodwill resulting from PNCL’s acquisition of Mesaba.
(8)
Long-term debt (including current maturities) – an increase of $63,265 to reflect the promissory note payable to Delta for the purchase of Mesaba, $12,653 of which is current maturities.  As a result of this adjustment, the Unaudited Pro Forma Statements of Operations reflect an increase in interest expense of $1,857 and $2,806 for the six months ended June 30, 2010 and the year ended December 31, 2009, respectively.

(9)	Accounts payable – an increase of $5,000 is related to a payment owed by PNCL to Delta for the purchase of Mesaba. The remaining $441 increase is the type of adjustment described in (1) above.
(10)
Deferred revenue (current and noncurrent portion) – an increase of $8,500 is comprised of two items:  a) a deferred credit of $3,500 related to the negative fair value of the new capacity purchase agreement covering Mesaba’s fleet of Saabs, which will be amortized, based on aircraft utilization days, over the life of the contract; and b) the $5,000 deferred revenue related to the resolution of a contingent matter with Delta in conjunction with the acquisition of Mesaba.  As a result of these adjustments, the Unaudited Pro Forma Statements of Operations reflect an increase in revenue of $1,375 and $2,750 for the six months ended June 30, 2010 and the year ended December 31, 2009, respectively.

(11)
 Payable to Delta – a decrease of $25,226 to eliminate amounts owed to Delta.  The remaining net receivable from Delta of $425 represents amounts owed to subsidiaries of Delta by Mesaba.  These amounts were paid by Mesaba in early July 2010.

(12)	Other liabilities – a decrease of $1,439 was made to eliminate lease leveling accounts.
(13)	Stockholder’s Equity – a decrease of $37,694 to additional paid-in capital and $5,410 to retained earnings to eliminate Mesaba’s stockholder’s equity.
(14)
Regional airline services revenue – in addition to the adjustments discussed in (6) and (9), decreases of $47,481 and $113,766 for the six months ended June 30, 2010 and the year ended December 31, 2009, respectively, represented contractual changes to Mesaba’s capacity purchase agreements.

(15)
Aircraft rentals – decreases of $53,984 and $111,978 for the six months ended June 30, 2010 and the year ended December 31, 2009, respectively, relate to contractual changes.  Under Mesaba’s new capacity purchase agreements, rent expense is only paid to Delta for CRJ-200 aircraft.  Prior to the acquisition, rent was also paid on Mesaba’s CRJ-900 and Saab 340B+ fleet.  Aircraft rental expense is reimbursable with margin from Delta.

(16)
Ground handling services – increases of $4,879 and $10,524 relate to contractual changes.  Prior to PNCL’s acquisition of Mesaba, ground handling services were provided by Delta free of charge.  Under the new capacity purchase agreements, Mesaba pays for ground handling services related to its CRJ-200 fleet.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PINNACLE AIRLINES CORP.
(Registrant)

By: /s/ Peter D. Hunt
Peter D. Hunt
Vice President and Chief Financial Officer
June 3, 2011